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                                                                     EXHIBIT 4.4
NO. FSVK __




         VOID AFTER 5:00 P.M., CALIFORNIA TIME,
         ON OCTOBER 10, 2004


         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


Date: October 14, 1999

                             MUSTANG SOFTWARE, INC.
                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, ____________________., or its registered assigns, is entitled to purchase from MUSTANG SOFTWARE, INC., a corporation organized under the laws of the State of California (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, __________ fully paid and nonassessable shares of the Company's common stock, no par value (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") of $8.775, equal to 120% of the Market Price on October 11, 1999, the date of the Securities Purchase Agreement, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT"). The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 5 hereof. The term "WARRANTS" means this Warrant and the other Warrants of the Company issued pursuant to that certain Securities Purchase Agreement.

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         This Warrant is subject to the following terms, provisions and conditions:

         1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 8 hereof, this Warrant may be exercised at any time during the Exercise Period (as defined below) by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company by 5 p.m. California time on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three Business Days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. Upon a sale of any Warrant Shares pursuant to an effective registration statement, any restrictive legend on the certificates representing such Warrant Shares shall be removed. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.


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         2. Period of Exercise. Except as set forth in Section 3 below, this
Warrant may be exercised at any time or from time to time (an "EXERCISE DATE") during the period (the "EXERCISE PERIOD") beginning on (a) the date hereof and ending (b) at 5:00 p.m., California time, on the fifth annual anniversary of the date of original issuance hereof.

         3. Mandatory Exercise. On any Notification Date (as defined below), the Company may request that the holder hereof exercise this Warrant in whole but not in part (the "MANDATORY EXERCISE") within twenty (20) Business Days after the date of the Mandatory Exercise Notice (as defined below) by delivering a written notice to the holder at such address as such holder shall have provided to the Company in writing pursuant to Section 10 hereof (the "MANDATORY EXERCISE NOTICE"). The Mandatory Exercise Notice shall set forth the Exercise Price and the Closing Price of a share of Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the date of the Mandatory Exercise Notice and shall state that this Warrant be exercised in conformity with this Section 3 within twenty (20) Business Days. Within ten (10) calendar days of receipt of a Mandatory Exercise Notice, the holder shall deliver a written notice to the Company (the "PARTICIPATION NOTICE"), stating whether or not the holder agrees to participate in such Mandatory Exercise. If the holder states in its Participation Notice that it elects not to participate in the Mandatory Exercise , or if the holder fails to deliver a Participation Notice within the time period specified in this Section 3, then (i) the holder shall forfeit such holder's rights, title and interest under this Warrant, (ii) this Warrant shall be deemed terminated, (iii) the holder shall deliver to the Company within two
(2) Business Days of the date of such holder's Participation Notice this Warrant marked "cancelled," and (iv) irrespective of such delivery as provided in clause
(iii) of this sentence, the Company may treat this Warrant as void for all purposes. If the holder states in its Participation Notice that it elects to participate in the Mandatory Exercise, then this Warrant shall be deemed to be exercised without any further action on the part of the holder hereof pursuant to this Section 3 for all of the Warrant Shares that can be obtained pursuant to such exercise on the twentieth (20th) Business Day after the Mandatory Exercise Notice (the "AUTOMATIC MANDATORY EXERCISE DATE"), unless prior to noon California time on the Automatic Mandatory Exercise Date, the holder shall have exercised this Warrant in whole, but not in part, in the manner set forth in
Section 1 hereof. If the holder fails to exercise this Warrant as aforesaid by noon California time on the Automatic Mandatory Exercise Date, then (i) the holder shall forfeit such holder's rights, title and interest under this Warrant, (ii) this Warrant shall be deemed terminated and (iii) the holder shall deliver to the Company within two (2) Business Days of the date of such holder's Participation Notice this Warrant marked "cancelled," and (iv) irrespective of such delivery as provided in clause (iii) of this sentence, the Company may treat this Warrant as void for all purposes. Notwithstanding the foregoing, no Mandatory Exercise may occur unless: (a) at all times from the Notification Date through the Automatic Mandatory Exercise Date a Registration Statement covering all Registrable Securities (as those terms are defined in the Registration Rights Agreement): (i) is effective, (ii) does not require any amendment or supplement which has not been declared effective or filed, as the case may be, in accordance with application requirements of the Securities Act and (iii)

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discloses directly or through incorporation by reference all material facts relating to Company and the Registrable Securities, (b) the Company has no reason to believe on or prior to the Automatic Mandatory Exercise Date that, during the period beginning on the Notification Date and ending ninety (30) days after the Automatic Mandatory Exercise Date (the "INITIAL SELLING PERIOD"), there will be any need to suspend sales pursuant to the Registration Statement as a result of the need to amend the Registration Statement or otherwise; (c) the Company covenants not to take any action during the Initial Selling Period that is reasonably likely to result in the suspension of sales during the Initial Selling Period; and (d) the Mandatory Exercise Notice contains a certification from the Company's chief executive officer and chief financial officer as to the matters set forth in the immediately preceding subclause (a) (as of the Notification Date; provided that the Company shall immediately notify the holder if such certification is no longer true at any time on or prior to the Automatic Mandatory Exercise Date) and subclause (b); and (ii) the covenant of the Company set forth in the immediately preceding subclause (c). For purposes of this Section 3, "NOTIFICATION Date" shall mean any Business Day during the Exercise Period but after the Trigger Date (as defined below) which Business Day is immediately preceded by ten (10) consecutive Trading Days on each of which the Closing Price for the Common Stock was greater than 150% of the Exercise Price; and "TRIGGER DATE" shall mean the date which is 18 months after the date a registration statement covering the resale of the Warrant Shares is declared effective by the Securities and Exchange Commission.

         4. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

                  (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances (other than those imposed through acts or omissions of the holder or prior holders of this Warrant, if any).

                  (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 8(g) hereof).

                  (c) Listing. The Company shall secure the listing of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the

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exercise of or otherwise pursuant to this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

                  (f) Blue Sky Laws. The Company shall use commercially reasonable efforts, on or before the date of issuance of any Warrant Shares, to take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

         5. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants, shall be subject to adjustment from time to time as provided in this
Section 5.

         In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Exercise Price per share be reduced below $.01.

                  (a) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization,

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reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

                  (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to such adjustment, multiplied by
(B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Exercise Price .

                  (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 5 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other entity, or the sale or conveyance of all or substantially all of the assets of the Company for a consideration consisting entirely of cash, at any time during the Exercise Period, the holder of the Warrant shall, at its option, have the right to receive, in connection with such transaction, cash consideration per Warrant Share equal to the difference between the price per share paid in connection with any such consolidation, merger or sale and the Exercise Price.

                  (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (other than cash) (or rights to acquire its assets (other than cash)) to all holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise without payment therefor (including any dividend or distribution to the Company's shareholders of shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"),

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at any time during the Exercise Period, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                  (e) (i) Issuance of Common Stock. If the Company issues "Additional Shares of Common Stock" (as defined below) for a price less than the then existing Exercise Price of these Warrants, then and in each such case the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying the then existing Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at such then existing Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the total number of additional shares of Common Stock so issued. For the purpose of the foregoing calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if the Warrants and all other outstanding options, warrants or other rights for the purchase of Common Stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

                  (ii) Definition of Additional Shares of Common Stock. "Additional Shares of Common Stock" means all shares of common stock issued by the Company after October 11, 1999 (including shares of Common Stock issued upon exercise of options, warrants or other Common Stock purchase rights or upon conversion of convertible securities) other than:

                           (A) shares issued upon exercise of the Warrants and
                  any other rights, options or warrants outstanding at or prior to October 11, 1999;

                           (B) shares and/or options, warrants or other Common
                  Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights after October 11, 1999 to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or option plans;

                           (C) shares issued as a dividend or other distribution
                  on shares of common stock resulting from any subdivision or combination of shares of common stock so excluded;

                           (D) shares issued on or after October 12, 2001;

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                           (E) shares and/or options, warrants or other common
                  stock purchase rights issued in connection with an underwritten public offering;

                           (F) shares issued in connection with any merger or
                  the acquisition of the stock or assets of another entity by the Company;

                           (G) shares issued to any person that the Board of
                  Directors of the Company determines in good faith to be strategically aligned with the Company; and

                           (H) shares issued in any transaction that is approved
                  by the shareholders of the Company.

                  (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

                  (g) Minimum Adjustment of the Exercise Price . No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

                  (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

                  (i)      Other Notices.  In case at any time:

                           (i)      the Company shall declare any dividend upon
the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash) to the holders of the Common Stock;

                           (ii)     the Company shall offer for subscription
pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

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                           (iii) there shall be any capital reorganization of
the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                           (iv)  there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company may publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

                  (j)      Certain Definitions.

                           (i)  "BUSINESS DAY" means any day, other than a
Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

                           (ii) "CLOSING PRICE" shall mean for the Common Stock
as of any date, the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the Research Service of NASDAQ Trading and Market Services (or a comparable reporting service of national reputation selected by the holder and reasonably acceptable to the Company if the Research Service of NASDAQ Trading and Market Services is not then reporting closing bid prices of such security) (collectively, "NTMS"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by NTMS, or, if no sale price is reported for such security by NTMS, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if

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such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day. If the Closing Price cannot be calculated for a share of Common Stock as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by an investment banking firm selected by the holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company. The manner of determining the Closing Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made.

                           (iii) "COMMON STOCK," for purposes of this Section 5,
includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 5(c) hereof, the stock or other securities or property provided for in such Section.

                           (iv) "MARKET PRICE" shall mean, with respect to any
date of determination, the average Closing Price during the five (5) Trading Days ending on the Trading Day immediately preceding such date of determination, appropriately adjusted to reflect any stock dividend, stock split or similar transaction during either such relevant period. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                           (v) "TRADING DAY" shall mean a Business Day on which
at least 5,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by NTMS.

         6. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

         7. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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         8.       Transfer, Exchange, Redemption and Replacement of Warrant.

                  (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable in whole or in part, at any one time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 8(e) below, provided, however, that any transfer or assignment of this Warrant involving a transfer of less than all the Warrant Shares underlying this Warrant shall be in minimum increments of 25,000 shares, and provided further, however, that any transfer or assignment of this Warrant shall be subject to the conditions set forth in Sections 8(f), 8(g) and 9 hereof and to the provisions of Sections 3(e) and 3(f) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

                  (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 8(e) below, for new Warrants of like tenor of different denominations but subject to the same restrictions on transfer and representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

                  (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach by the Company of the terms of this Warrant, including costs and expenses (including legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

                  (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                  (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

                  (g) Additional Restrictions on Exercise or Transfer. Notwithstanding anything in Section 1 or Section 3 hereof to the contrary, this Warrant shall not be exercisable to the extent (but only to the extent) that (a) the number of shares of Common Stock beneficially owned by the holder of this Warrant and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of the Warrants (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether and to what extent this Warrant shall be exercisable with respect to other securities owned by such holder shall be in the sole discretion of the holder and submission of this Warrant for full or partial exercise shall be deemed to be the holder's determination of whether and the extent to which this Warrant is exercisable, in each case subject to such aggregate percentage limitation. No prior inability to exercise the Warrants pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of exercisability. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof. The restrictions contained in this Section 8(g) may not be amended without the consent of the holder of this Warrant and the holders of a majority of the Company's then outstanding Common Stock. Nothing in this Section 8(g) shall affect in any way the obligations of any holder regarding a Mandatory Exercise as set forth in
Section 3 hereof.

         9. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) are entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

         10. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

               Mustang Software, Inc.
               6200 Lake Ming Road
               Bakersfield CA 93306

               Telephone No.:   (661) 873-2580
               Facsimile No.:   (661) 873-2474
               Attention:        Donald M Leonard, Vice President Finance and
                                 Chief Financial Officer



               Freshman, Marantz, Orlanski, Cooper & Klein
               9100 Wilshire Boulevard, Eight Floor, East Tower
               Beverly Hills, CA 90212-3480

               Telephone No.:   (310) 273-9710
               Facsimile No.:   (310) 274-8357
               Attention:        Mark A. Klein, Esq.

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 10, and, for any notice under Section 3, with a copy to:

                           First Security Van Kasper
                           600 California Street, Suite 1700
                           San Francisco, CA 94108
                           Telephone No.:  (415) 675-2490
                           Facsimile No.:   (415) 954-8309
                           Attention:       Ronald F. Richards
                                            Senior Vice President

         11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. Each of the Company and the holder irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of California in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each of the Company and the holder irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Company and the holder further agrees that service of process upon the Company or the holder mailed by certified or registered mail to the address set forth in Section 10 shall be deemed in every respect effective service of process upon the Company or the holder in any such suit or proceeding. Nothing herein shall affect the holder's or the Company's right to serve process in any other manner permitted by law. Each of the Company and the holder agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         12.      Miscellaneous.

                  (a) Amendments. Except as provided in Section 8(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

                  (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

                  (c) Benefits of This Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company, the holder and permitted assigns of this Warrant any legal or equitable right, remedy or claim under this Warrant, but this Warrant shall be for the sole and exclusive benefit of the Company, the holder and the permitted assigns of this Warrant.

                  (d) Aggregation of Warrants. All of the Warrants held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of rights under this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                MUSTANG SOFTWARE, INC.


                                By: _________________________________
                                Name: _______________________________
                                Title: ______________________________


                                By: _________________________________
                                Name: _______________________________
                                Title: ______________________________

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To:      Mustang Software, Inc.

         Telephone No.:    (661) 873-2580
         Facsimile No.:    (661) 873-2474
         Attention:              Donald M Leonard, Vice President Finance and
                                 Chief Financial Officer

         The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of MUSTANG SOFTWARE, INC., a corporation organized under the laws of the State of California (the "COMPANY"), and tenders herewith payment of the Exercise Price in full, in the amount of $_____________, in cash, by certified or official bank check or by wire transfer for the account of the Company.

         The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

[ ] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:_________________          _____________________________________
                                 Signature of Holder

                                 -------------------------------------
                                 Name of Holder (Print)
                                 Address:
                                 -------------------------------------
                                 -------------------------------------
                                 -------------------------------------

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to the attached Warrant set forth hereinbelow, to:

Name of Assignee                   Address                         No of Shares
----------------                   -------                         ------------



, and hereby irrevocably constitutes and appoints
_____________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated: _____________________, ____

In the presence of

____________________

                             Name: ____________________________


                                Signature: _______________________
                                Title of Signing Officer or Agent (if any):

                                          ____________________________

                                Address:  ____________________________

                                          ____________________________


                                Note:  The above signature should correspond
                                       exactly with the name on the face of the within Warrant.